UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2024

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	83-1833607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SE 17th Street, Suite 121/#460236 Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 16, 2024, MGO Global Inc., a Delaware corporation (the “Company”), issued a press release announcing certain preliminary financial and business highlights for the second quarter ended June 30, 2024.The Company stated in the press release that when the Company files its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the quarter ended June 30, 2024, the Company expects to report that total revenues from the sale of its Stand Flagpoles’ line of products for the first six months of 2024 will reflect an increase in total revenues in the range of 12%-15% as compared to the first six months of 2023.

Item 8.01	Other Events.

A copy of the press release referenced in Item 2.02 of this Current Report on Form 8-K is as Exhibit 99.1 to this Current Report on Form 8-K.

The disclosure under Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release titled MGO Global Releases Preliminary Second Quarter 2024 Results and Comments on Key Business Highlights, dated July 16, 2024

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2024	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer